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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): August 31, 2002


                           CHINDEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


           NEW YORK                       0-24624               13-3097642
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
        Incorporation)                                       Identification No.)


         7201 WISCONSIN AVENUE
         BETHESDA, MARYLAND                                              20814
  (Address of Principal Executive Offices)                            (Zip Code)

                                 (301) 215-7777
              (Registrant's telephone number, including area code)

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Item 5.   Other Events.
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	In its quarterly report for the three months ended June 30, 2002,
Chindex International, Inc. ("Company") indicated that it had reached preliminary agreement with a major supplier which would allow the Company to defer payment on purchases from that supplier for up to two years and utilize the funds received from customers for the development of Shanghai United Family Hospital. The Company has now entered into the first purchase contract with that supplier for the purchase of approximately $1.5 million in equipment with repayment terms of 18 months. The Company anticipates entering into additional purchase contracts with similar terms very soon, resulting in the Company having approximately $4 million in capital available for the development of Shanghai United Family Hospital. Payment of the amounts due to the supplier in 18 months can either be made from the Company's cash flow or, as currently envisioned between the Company and the supplier, can be made with funds made available from similar additional financings for up to a seven year period.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c)  Exhibits:

         Exhibit
         Number         Description
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          99.1          Press Release dated June 11, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 9, 2002

                                        Chindex International, Inc.


                                        By: /s/ Robert C. Goodwin, Jr.
                                           -------------------------------------
                                           Name:  Robert C. Goodwin, Jr.
                                           Title: Executive Vice President
                                                  and General Counsel


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                                  EXHIBIT INDEX
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         Exhibit
         Number         Description
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          99.1          Press Release dated June 11, 2002.